Exhibit 99.1

Press Release

Release date: May 5, 2022

Uniti Group Inc. Reports First Quarter 2022 Results

Raises 2022 Outlook

First Quarter Consolidated Bookings Increased Over 50% From Prior Year

•	Net Income of $0.21 Per Diluted Common Share for the First Quarter; Increase of $0.23 Per Diluted Common Share from the Prior Year First Quarter
•	Adjusted EBITDA and AFFO Grew 4.9% and 9.0% for the First Quarter, Respectively, from the Prior Year First Quarter
•	AFFO Per Diluted Common Share of $0.43 for the First Quarter

LITTLE ROCK, Ark., May 5, 2022 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the first quarter 2022.

“The demand for our mission critical communications infrastructure remains very strong as evidenced by the fourth consecutive quarter of elevated new consolidated bookings, a 58% increase over the first quarter of 2021.  We also continue to demonstrate the shared infrastructure benefits of fiber with robust Adjusted EBITDA and AFFO growth,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “We continue to grow and densify our national network of 129,000 route miles of fiber, making it one of the largest in the country.”

QUARTERLY RESULTS

Consolidated revenues for the first quarter of 2022 were $278.0 million.  Net income and Adjusted EBITDA were $52.9 million and $224.8 million, respectively, for the same period.  Net income attributable to common shares was $52.4 million for the period.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $112.3 million, or $0.43 per diluted common share, an increase of 9.0% when compared to the first quarter of 2021.

Uniti Fiber contributed $73.4 million of revenues and $31.5 million of Adjusted EBITDA for the first quarter of 2022, achieving Adjusted EBITDA margins of approximately 43%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $36.8 million.

Uniti Leasing contributed revenues of $204.6 million and Adjusted EBITDA of $199.0 million for the first quarter, representing growth of 5.0% and 3.8%, respectively, when compared to the first quarter of 2021.  During the quarter, Uniti Leasing deployed capital expenditures of $52.7 million primarily related to the construction of approximately 1,500 new route miles of valuable fiber infrastructure.

FINANCING TRANSACTIONS

On April 24, 2022, certain lender commitments under our senior revolving credit facility matured.  These commitments totaled $60.5 million and were not extended as part of our amended credit agreement dated December 10, 2020.  The aggregate size of our current senior revolving credit facility is $500 million and will mature on December 10, 2024.

LIQUIDITY

At quarter-end, the Company had approximately $386.6 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter-end was 5.74x based on net debt to first quarter 2022 annualized Adjusted EBITDA.

On May 3, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on July 1, 2022, to stockholders of record on June 17, 2022.

UPDATED FULL YEAR 2022 OUTLOOK

The Company is updating its 2022 outlook for business unit level revisions, the impact of transaction related and other costs incurred to date, and changes in the estimates of interest expense, depreciation & amortization and weighted-average diluted common shares outstanding.  Our 2022 outlook excludes future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s consolidated outlook for 2022 is as follows (in millions):

	Full Year 2022
Revenue	$1,119	to	$1,137
Net income attributable to common shareholders	186	to	204
Adjusted EBITDA (1)	884	to	902
Interest expense, net (2)	390	to	390

Attributable to common shareholders:
FFO (1)	399	to	417
AFFO (1)	441	to	459

Weighted-average common shares outstanding – diluted	267	to	267
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)See “Components of Interest Expense” below.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 8091365.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the call will be available on the Company’s website or by telephone beginning today at approximately 12:00 PM Eastern Time. To access the telephone replay, which will be available for 14 days, please dial (855) 859-2056 and enter the conference ID number 8091365.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of March 31, 2022, Uniti owns approximately 129,000 fiber route miles, 7.7 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2022 financial outlook, expectations regarding strong demand trends, our business strategies, growth prospects, industry trends, sales opportunities, potential transformative corporate transactions, renewal rent, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	March 31, 2022	December 31, 2021
Assets:
Property, plant and equipment, net	$3,546,501	$3,508,939
Cash and cash equivalents	51,129	58,903
Accounts receivable, net	41,269	38,455
Goodwill	601,878	601,878
Intangible assets, net	357,183	364,630
Straight-line revenue receivable	48,865	41,323
Operating lease right-of-use assets, net	81,810	80,271
Other assets	81,556	38,900
Investment in unconsolidated entities	64,333	64,223
Deferred income tax assets, net	15,385	11,721
Total Assets	$4,889,909	$4,809,243

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$122,157	$86,868
Settlement payable	242,261	239,384
Intangible liabilities, net	175,112	177,786
Accrued interest payable	68,298	109,826
Deferred revenue	1,134,585	1,134,236
Derivative liability, net	7,269	10,413
Dividends payable	37,145	1,264
Operating lease liabilities	59,679	57,355
Finance lease obligations	15,144	15,348
Notes and other debt, net	5,120,281	5,090,537
Total Liabilities	6,981,931	6,923,017

Commitments and contingencies

Shareholders Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 235,298 shares at March 31, 2022 and 234,779 shares at December 31, 2021	23	23
Additional paid-in capital	1,220,039	1,214,830
Accumulated other comprehensive loss	(6,341)	(9,164)
Distributions in excess of accumulated earnings	(3,316,781)	(3,333,481)
Total Uniti shareholders’ deficit	(2,103,060)	(2,127,792)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	11,038	14,018
Total shareholders’ deficit	(2,092,022)	(2,113,774)
Total Liabilities and Shareholders’ Deficit	$4,889,909	$4,809,243

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Leasing	$204,641	$194,936
Fiber Infrastructure	73,393	77,650
Total revenues	278,034	272,586

Costs and expenses:
Interest expense, net	96,172	140,581
Depreciation and amortization	71,457	70,964
General and administrative expense	23,870	25,823
Operating expense (exclusive of depreciation and amortization)	34,976	38,084
Transaction related and other costs	1,714	4,137
Other (income) expense, net	(398)	454
Total costs and expenses	227,791	280,043

Income (loss) before income taxes and equity in earnings from unconsolidated entities	50,243	(7,457)
Income tax benefit	(2,071)	(2,557)
Equity in earnings from unconsolidated entities	(544)	(398)
Net income (loss)	52,858	(4,502)
Net income (loss) attributable to noncontrolling interests	128	(64)
Net income (loss) attributable to shareholders	52,730	(4,438)
Participating securities’ share in earnings	(331)	(248)
Dividends declared on convertible preferred stock	(5)	(3)
Net income (loss) attributable to common shareholders	$52,394	$(4,689)

Net income (loss) attributable to common shareholders – Basic	$52,394	$(4,689)
Impact of if-converted securities	2,994	-
Net income (loss) attributable to common shareholders – Diluted	$55,388	$(4,689)

Weighted average number of common shares outstanding:
Basic	235,046	231,469
Diluted	267,304	231,469

Earnings (loss) per common share:
Basic	$0.22	$(0.02)
Diluted	$0.21	$(0.02)

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flow from operating activities:
Net income (loss)	$52,858	$(4,502)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,457	70,964
Amortization of deferred financing costs and debt discount	4,514	4,959
Loss on extinguishment of debt	-	37,965
Interest rate swap termination	2,830	2,829
Deferred income taxes	(3,664)	(3,428)
Equity in earnings of unconsolidated entities	(544)	(398)
Distributions of cumulative earnings from unconsolidated entities	980	960
Cash paid for interest rate swap settlement	(3,144)	(2,989)
Straight-line revenues and amortization of below-market lease intangibles	(11,022)	(6,906)
Stock-based compensation	3,312	3,335
Change in fair value of contingent consideration	-	21
Loss on asset disposals	663	134
Accretion of settlement payable	2,876	4,553
Other	(318)	181
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,814)	11,466
Other assets	157	47,630
Accounts payable, accrued expenses and other liabilities	(54,920)	(40,110)
Net cash provided by operating activities	63,221	126,664

Cash flows from investing activities:
Other capital expenditures	(94,728)	(84,377)
Proceeds from sale of other equipment	379	-
Net cash used in investing activities	(94,349)	(84,377)

Cash flows from financing activities:
Repayment of debt	-	(1,051,181)
Proceeds from issuance of notes	-	1,110,000
Dividends paid	(105)	(34,961)
Payments of settlement payable	-	(24,505)
Payments of contingent consideration	-	(2,979)
Distributions paid to noncontrolling interests	-	(520)
Borrowings under revolving credit facility	85,000	105,000
Payments under revolving credit facility	(60,000)	(55,000)
Finance lease payments	(280)	(710)
Payments for financing costs	-	(22,931)
Payment of tender premium	-	(17,550)
Employee stock purchase program	264	288
Payments related to tax withholding for stock-based compensation	(1,525)	(2,306)
Net cash provided by financing activities	23,354	2,645
Net (decrease) increase in cash and cash equivalents	(7,774)	44,932
Cash and cash equivalents at beginning of period	58,903	77,534
Cash and cash equivalents at end of period	$51,129	$122,466

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net income (loss) attributable to common shareholders	$52,394	$(4,689)
Real estate depreciation and amortization	51,893	53,377
Participating securities share in earnings	331	248
Participating securities share in FFO	(658)	(344)
Real estate depreciation and amortization from unconsolidated entities	690	616
Adjustments for noncontrolling interests	(129)	(796)
FFO attributable to common shareholders	104,521	48,412
Transaction related and other costs	1,714	4,137
Change in fair value of contingent consideration	-	21
Amortization of deferred financing costs and debt discount	4,514	4,959
Costs related to the early repayment of debt	-	17,550
Write off of deferred financing costs and debt discount	-	20,415
Stock based compensation	3,312	3,335
Non-real estate depreciation and amortization	19,564	17,587
Straight-line revenues and amortization of below-market lease intangibles	(11,022)	(6,906)
Maintenance capital expenditures	(2,366)	(1,976)
Other, net	(8,170)	(3,970)
Adjustments for equity in earnings from unconsolidated entities	296	356
Adjustments for noncontrolling interests	(21)	(818)
Adjusted FFO attributable to common shareholders	$112,342	$103,102

Reconciliation of Diluted FFO and AFFO:
FFO FFO Attributable to common shareholders – Basic	$104,521	$48,412
Impact of if-converted dilutive securities	2,994	2,974
FFO Attributable to common shareholders – Diluted	$107,515	$51,386

AFFO Attributable to common shareholders – Basic	$112,342	$103,102
Impact of if-converted dilutive securities	3,450	3,450
AFFO Attributable to common shareholders – Diluted	$115,792	$106,552

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	235,046	231,469
Impact of dilutive non-participating securities	1,226	541
Impact of if-converted dilutive securities	31,032	30,052
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	267,304	262,062

Per diluted common share:
EPS	$0.21	$(0.02)
FFO	$0.40	$0.20
AFFO	$0.43	$0.41

(1)

For periods in which FFO or AFFO attributable to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO or AFFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$52,858	$(4,502)
Depreciation and amortization	71,457	70,964
Interest expense, net	96,172	140,581
Income tax benefit	(2,071)	(2,557)
EBITDA	218,416	204,486
Stock-based compensation	3,312	3,335
Transaction related and other costs	1,714	4,137
Other, net	361	1,318
Adjustments for equity in earnings from unconsolidated entities	986	972
Adjusted EBITDA	$224,789	$214,248

Adjusted EBITDA:
Leasing	$198,973	$191,497
Fiber Infrastructure	31,459	29,721
Corporate	(5,643)	(6,970)
	$224,789	$214,248

Annualized Adjusted EBITDA (1)	$899,156

As of March 31, 2022:
Total Debt (2)	$5,215,144
Cash and cash equivalents	51,129
Net Debt	$5,164,015

Net Debt/Annualized Adjusted EBITDA	5.74x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $15.1 million of finance leases, but excludes $79.7 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2022
Net income attributable to common shareholders – Basic	$ 186 to $ 204
Noncontrolling interest share in earnings	1
Participating securities’ share in earnings	1
Net income (2)	188 to 206
Interest expense, net (3)	390
Depreciation and amortization	292
Income tax benefit	(3)
EBITDA (2)	867 to 885
Stock-based compensation	12
Transaction related and other costs (4)	2
Adjustment for unconsolidated entities	3
Adjusted EBITDA (2)	$ 884 to $ 902

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)	See “Components of Interest Expense” below.
(4)	Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2022
Net income attributable to common shareholders – Basic	$ 0.79 to $ 0.87
Real estate depreciation and amortization	0.89
Participating securities share in earnings	-
Participating securities share in FFO	-
Adjustments for noncontrolling interests	-
Adjustments for unconsolidated entities	0.01
FFO attributable to common shareholders – Basic (2)	$ 1.69 to $ 1.77
Impact of if-converted securities	(0.16)
FFO attributable to common shareholders – Diluted (2)	$ 1.53 to $ 1.60

FFO attributable to common shareholders – Basic (2)	$ 1.69 to $ 1.77
Transaction related and other costs (3)	0.01
Amortization of deferred financing costs and debt discount	0.08
Accretion of settlement payable (4)	0.05
Stock-based compensation	0.05
Non-real estate depreciation and amortization	0.35
Straight-line revenues	(0.17)
Maintenance capital expenditures	(0.03)
Other, net	(0.16)
Adjustments for noncontrolling interests	-
AFFO attributable to common shareholders – Basic (2)	$ 1.87 to $ 1.95
Impact of if-converted securities	(0.17)
AFFO attributable to common shareholders – Diluted (2)	$ 1.70 to $ 1.77

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)	Future transaction related and other costs are not included in our current outlook.
(4)

Represents the accretion of the Windstream settlement payable to its stated value.  At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.7% and reduced by the scheduled quarterly payments.

________________________

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2022
Interest expense on debt obligations	$ 351
Capitalized interest	-
Accretion of Windstream settlement payable	12
Amortization of deferred financing cost and debt discounts	18
Swap termination (2)	9
Interest expense, net (3)	$ 390

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents recognition of deferred interest expense attributable to the discontinuance of hedge accounting on interest rate swaps.
(3)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, executive severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com